Exhibit 99.1

Atlantic Union Bankshares Corporation To Release First Quarter 2021 Results

Richmond, Va., April 5, 2021 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release first quarter 2021 results before the market opens on Thursday, April 22, 2021.

Following the release, the Company will host a conference call and webcast for analysts at 9:00 a.m. Eastern Time on Thursday, April 22, 2021.

Management will conduct a conference call and listen-only webcast with accompanying slides, which can be found at: https://edge.media-server.com/mmc/p/qh5352v7

To participate in the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (866) 220-4170

Participant International Dial-In Number: (864) 663-5235

The conference ID is: 6781658

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 129 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Atlantic Union Bank Wealth Management is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour, & Brown, Inc., which provide investment advisory services; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

###

Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937